Exhibit C

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D/A (and any amendments thereto) relating to the Common Stock of Somaxon Pharmaceuticals, Inc. is filed on behalf of each of the undersigned.

Dated: June 12, 2012

MPM BIOVENTURES III, L.P.		MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner	By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin Title: Series A Member		Name: Luke Evnin Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.		MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., its General Partner	By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner	By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin Title: Series A Member		Name: Luke Evnin Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2005 BVIII LLC		MPM BIOVENTURES III GP, L.P.

By:	/s/ Luke Evnin	By:	MPM BioVentures III LLC,
	Name: Luke Evnin Title: Manager		its General Partner

		By:	/s/ Luke Evnin
Name: Luke Evnin Title: Series A Member

MPM BIOVENTURES III LLC

By:	/s/ Luke Evnin	/s/ Luke Evnin
	Name: Luke Evnin Title: Series A Member	Luke Evnin

/s/ Ansbert Gadicke		/s/ Nicholas Galakatos
Ansbert Gadicke		Nicholas Galakatos

/s/ Michael Steinmetz		/s/ Kurt Wheeler
Michael Steinmetz		Kurt Wheeler

/s/ Nicholas Simon III		/s/ Dennis Henner
Nicholas Simon III		Dennis Henner